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                                                                      EXHIBIT 10


                                  CONSENT OF COUNSEL

                           AIM SPECIAL OPPORTUNITIES FUNDS


          We hereby consent to the use of our name and to the references to our firm under the caption "Organization of the Trust - Legal Counsel" in the Prospectus for AIM Small Cap Opportunities Fund and under the caption "Miscellaneous Information - Legal Matters" in the Statement of Additional Information for such Fund, which are included in Post-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (No. 333-47949) and Amendment No. 2 to the Registration Statement under the Investment Company Act of 1940 (No. 811-08697) on Form N-1A of AIM Special Opportunities Funds.




                              /s/ Ballard Spahr Andrews & Ingersoll, LLP
                              ------------------------------------------
                              Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
October 2, 1998